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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2001
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                           5B Technologies Corporation
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             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                 0-27190
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        (State or Other Jurisdiction                     (Commission
              of Incorporation)                          File Number)


                   100 Sunnyside Boulevard, Woodbury, NY 11797
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                    (Address of Principal Executive Offices)


                  Registrant's telephone number, (516) 677-6100


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On October 1, 2001, 5B Technologies Corporation acquired certain assets of Galt Corporation, an applications development and Web hosting company in exchange for: (i) 300,000 shares of 5B common stock, par value $.04 per share, (ii) 300,000 shares of 5B preferred stock, par value $.01 per share, convertible at $3.33 per share, and (iii) warrants to acquire 300,000 shares of 5B common stock at an exercise price of $1.00 per share. The consideration for the assets was determined in arms length negotiations with the Galt Corporation. The issuance of the common stock representing 19.9% or more of the outstanding common stock upon the conversion of the preferred stock and the exercise of the warrant is contingent upon stockholder approval in conformance with NASD regulations. The assets acquired include customers, customer lists, certain employees, certain contracts and agreements and computer equipment which were used by Galt Corporation in connection with their business, and will be continued to be used by 5B in a similar manner.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS. The following exhibits are filed with this Report:

                  10.24 Asset Purchase Agreement, dated as of September 14, 2001, by and among Abby Garrett & Seth, Ltd., 5B Technologies Corporation, Galt Corporation, Alan Sheinwald and Kenneth Greene.

                           5B intends to file required financial statements within 60 days of the date of this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     5B TECHNOLOGIES CORPORATION


Date: October 15, 2001               By: /s/ GLENN NORTMAN
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                                         Glenn Nortman
                                         Chief Executive Officer